UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, Dc 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2012

MENDOCINO BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of Principal Executive Offices)	(Zip Code)

(707) 463-2087

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On November 27, 2012, Kingfisher Beer Europe Limited, a subsidiary of United Breweries International (UK) Limited (“UBIUK”), which is in turn the United Kingdom subsidiary of Mendocino Brewing Company, Inc. (the “Company”), received a letter (the “Letter Agreement”) from United Breweries Limited, an Indian corporation (“UB”), which Letter Agreement stated that UB shall extend the term of the license granted pursuant to that certain License Agreement, by and between UBIUK and UB, dated as of October 9, 1998, as amended on October 22, 2001 (the ”License Agreement”), for an additional period of five years, commencing on October 9, 2013, on terms to be mutually agreed to by the parties and subject to certain conditions.

As previously disclosed in the Company’s filings with the Securities and Exchange Commission, pursuant to the License Agreement, UBIUK obtained the exclusive brewing and distribution rights for Kingfisher Premium Lager in the United States, the United Kingdom, Ireland, and continental Europe. Also as previously disclosed, the Chairman of the Company’s board of directors, Dr. Vijay Mallya, is also the Chairman of UB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: November 30, 2012	By:	/s/ Mahadevan Narayanan
Mahadevan Narayanan
Chief Financial Officer & Corporate Secretary